UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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SCHEDULE 14A INFORMATION

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NEUPHORIA THERAPEUTICS INC.

(Name of Registrant as Specified in Its Charter)

LYNX1 MASTER FUND LP

LYNX1 CAPITAL MANAGEMENT LP

WESTON NICHOLS

NATHALI PARTYKA ZAMORA

STEPHEN DOBERSTEIN

KIMBERLY SMITH

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Lynx1 Master Fund LP, together with its affiliates (collectively, “Lynx1”), has filed a definitive proxy statement and accompanying BLUE universal proxy card with the U.S. Securities and Exchange Commission to solicit proxies for the election of Lynx1’s slate of highly qualified independent director candidates at the 2025 annual meeting of stockholders of Neuphoria Therapeutics Inc., a Delaware corporation (the “Company”).

On December 8, 2025, Lynx1 disseminated an audio message to the Company’s stockholders. The written transcript of that message is set forth below.

Lynx1 Audio Message Transcript

(0:00): Hi, this is Weston Nichols, Founder of Lynx1 Capital Management.

(0:07): I am calling you because, as a fellow shareholder of Neuphoria Therapeutics, we are concerned about the recent actions taken by the current Board.

(0:18): The Board has demonstrated a failure of judgement, execution and oversight, which ultimately has led to the failure of the AFFIRM-1 trial and extreme dilution of Neuphoria stockholders.

(0:34): We believe fresh, independent perspectives are needed in the boardroom.

(0:40): This is why we have nominated two highly qualified candidates to the Board, who we believe will ensure the Company is set back on a path that delivers on the Company’s vision and maximizes shareholder value.

(0:59): Your vote is essential at this critical juncture.

(1:03): The annual meeting is just days away on December 12th.

(1:08): We are urging you to vote your Neuphoria shares in favor of Lynx1’s nominees, Stephen Doberstein and Kimberly Smith, on Lynx1’s blue card as soon as possible.

(1:23): If you have any questions, please call our proxy firm, Okapi Partners, toll-free at (877) 629-6356.

(1:36): Again, that number is (877) 629-6356.

(1:44): Protect your investment in Neuphoria by voting on the blue proxy card.

(1:50): Thank you in advance for your support.